IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 822.2330	October 30, 2007 Tim Ryan, The Trout Group 646.378.2924

NEOPROBE ANNOUNCES THIRD QUARTER RESULTS
Quarterly Sales Increase 107% and YTD Sales Increase 26%
Business Update Provided and Conference Call Scheduled

DUBLIN, OHIO - October 30, 2007 -- Neoprobe Corporation (OTCBB:NEOP - News), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, today announced consolidated results for the third quarter of 2007 and for the nine-month period ended September 30, 2007. For the third quarter of 2007, Neoprobe reported a net loss of $942,000 or $0.01 per share compared to a net loss of $1.7 million or $0.03 per share for the third quarter in 2006. For the nine months ended September 30, 2007, Neoprobe reported a net loss of $3.2 million or $0.05 per share compared to a net loss of $3.4 million or $0.06 per share for the same period in 2006. The net loss for the third quarter of 2007 included $755,000 in non-cash charges compared to total non-cash charges of $362,000 for the third quarter of 2006. The net loss for the nine-month period ended September 30, 2007 included $1.5 million in non-cash charges compared to total non-cash charges of $1.1 million for the same period in 2006. Non-cash charges for both periods consisted primarily of the amortization of warrant and debt-issuance costs in addition to depreciation and amortization of fixed and intangible assets.

Brent Larson, Neoprobe’s Vice President, Finance and CFO, said, “Device revenue for the third quarter of 2007 increased 107% or $1.0 million over the same quarter last year and is up 26% overall for the year-to-date period ending September 30, 2007. Revenue related to our new Bluetooth® wireless probes has been strong, more than offsetting the decline in sales of our blood flow devices. Year-to-date revenue from our gamma detection systems overall was $5.0 million compared to $3.8 million for the comparable period in 2006. In the third quarter of 2007, Neoprobe’s gamma device product revenue increased 110% and year-to-date 2007 gamma product revenue has increased 31% over the comparable periods in 2006. Year-to-date sales of blood flow devices totaled $285,000 for the first nine months of 2007 compared to $391,000 for the same period in 2006. Year-to-date gross margins from combined device sales decreased slightly to 56% from 58% reflecting production start-up expenses and lower-margin demonstration unit placements for Bluetooth probes in 2007 as compared to 2006. We expect margins to recover to historical levels over the remainder of the year as awareness of our new Bluetooth product offering continues to grow.”

David Bupp, Neoprobe’s President and CEO, said, “Our research and development expenses decreased $431,000 or 16% for the first nine months of 2007 compared to last year. The costs of clinical trial activities related to the recently completed Phase 2 trial for Lymphoseek, coupled with decreased device development activities through September 30, 2007, resulted in lower overall R&D expenses than the costs of drug manufacturing validation and production activities that occurred during the first nine months on 2006. General and administrative costs also declined 6% on a year-to-date basis compared to the prior year.”

Following are some of the milestones achieved by Neoprobe during the third quarter 2007:

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Achieved and reported positive final results from the Phase 2 Lymphoseek trial in breast cancer and melanoma. Based upon final pathology confirmed results Lymphoseek identified lymphatic tissue in over 95% of the surgically treated patients.

•	Closed on a $1 million investment in the Company led by our President and CEO, David Bupp.

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Executed a definitive term sheet for the marketing and distribution of Lymphoseek in the United States with the nuclear pharmacy division of Cardinal Health and completed drafts of definitive distribution contracts.

•	Commenced development activities for the Phase 3 clinical studies of Lymphoseek including a submission of end of Phase 2 and pre-Phase 3 meeting materials to FDA.

“Successful completion of the Phase 2 trial for Lymphoseek in breast cancer and melanoma coupled with the execution of a definitive term sheet for Lymphoseek distribution with the overwhelming market leader in radiopharmaceutical distribution in the United States are the most solid demonstrations yet of the potential for Lymphoseek and for Neoprobe in general,” Bupp continued. “We are moving forward with preparations for pivotal Phase 3 trials for Lymphoseek as our core device business continues to consistently perform. We grow more excited each day with the future of the Company.”

Neoprobe’s President and CEO, David Bupp, and Vice President, Finance and CFO, Brent Larson, will provide a business update and discuss the company’s results for the third quarter of 2007 during the conference call scheduled for 11:00AM ET, Wednesday, October 31, 2007. The conference call can be accessed as follows:

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date: Time: Toll-free (U.S.) Dial in # : International Dial in # :	October 31, 2007 11:00AM EDT 877-407-8033 201-689-8033	Available until: Toll-free (U.S.) Dial in # : International Dial in # : Replay Passcodes (both required for playback): Account # : Conference ID # :	November 7, 2007 877-660-6853 201-612-7415 286 259905

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neo2000® line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix® line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan® CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets:

Cash	$1,219,101	$2,502,655
Other current assets	2,645,887	2,831,088
Intangible assets, net	1,657,507	1,828,517
Other non-current assets	529,797	871,272

Total assets	$6,052,292	$8,033,532

Liabilities and stockholders' deficit:

Current liabilities, including current portion of notes payable	$5,927,394	$3,409,252
Notes payable, long term (net of discounts)	2,106,304	4,862,125
Other liabilities	105,950	60,182
Stockholders' deficit	(2,087,356)	(298,027)

Total liabilities and stockholders' deficit	$6,052,292	$8,033,532

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$1,985,049	$957,952	$5,245,799	$4,179,861
Cost of goods sold	836,436	403,190	2,325,772	1,741,172
Gross profit	1,148,613	554,762	2,920,027	2,438,689

Operating expenses:
Research and development	548,455	1,241,899	2,287,600	2,718,655
Selling, general and administrative	690,206	651,419	2,123,075	2,257,714
Total operating expenses	1,238,661	1,893,318	4,410,675	4,976,369

Loss from operations	(90,048)	(1,338,556)	(1,490,648)	(2,537,680)

Interest expense	(862,762)	(371,013)	(1,749,609)	(1,090,973)
Other income, net	11,032	53,202	52,940	183,215

Net loss	$(941,778)	$(1,656,367)	$(3,187,317)	$(3,445,438)

Loss per common share:
Basic	$(0.01)	$(0.03)	$(0.05)	$(0.06)
Diluted	$(0.01)	$(0.03)	$(0.05)	$(0.06)

Weighted average shares outstanding:
Basic	63,756,043	58,560,046	61,687,077	58,543,859
Diluted	63,756,043	58,560,046	61,687,077	58,543,859